SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 15, 2003

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 South Main Avenue, Sioux Falls, SD		57104
(Address of principal executive office)		(ZIP Code)

(605) 333-7556
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

ITEM 9.  Regulation FD Disclosure (Information Provided Under Item 12).

Pursuant to the interim guidance provided in Release No. 33-8216, HF Financial Corp. hereby furnishes disclosure regarding its release of material non-public information relating to its financial condition for a completed quarterly fiscal period under Item 12 of Form 8-K.

On July 15, 2003, HF Financial Corp. issued a press release regarding the resolution to an impaired loan.  A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

FORM 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HF Financial Corp.
(Registrant)

Date:	July 16, 2003	by	/s/ Curtis L. Hage
Curtis L. Hage, Chairman, President And Chief Executive Officer (Duly Authorized Officer)

Date:	July 16, 2003	by	/s/ Darrel L. Posegate
Darrel L. Posegate, Executive Vice President And Chief Financial Officer (Principal Financial and Accounting Officer)